Exhibit 2.2

                               ARTICLES OF MERGER

THESE ARTICLES OF MERGER (the "Articles"), dated as of April 4, 2002, between
ADVANCED MEDICAL TECHNOLOGIES, INC., a Nevada corporation ("Surviving
Corporation" or "AMT") and GOLD ENTERTAINMENT GROUP, INC., a Nevada corporation
("GOLD"), the two corporations being herein sometimes collectively called the
"Constituent Corporations."

                                   WITNESSETH:

     WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Nevada; and

     WHEREAS, GOLD is a corporation duly organized and existing under the laws of the State of Nevada; and

     WHEREAS, the Surviving Corporation shall hereafter be known as GOLD
ENTERTAINMENT GROUP, INC.; and

WHEREAS, the Boards of Directors of the Constituent Corporations hereto deem it desirable, upon the terms and subject to the conditions herein stated, that GOLD be merged with and into the Surviving Corporation and that AMT be the Surviving
Corporation as outlined herein.

     NOW THEREFORE, it is agreed as follows:

                                    Section 1
           Terms and Conditions/Manner and Basis for Converting Shares

1.1 In accordance with the provisions of these Articles and the requirements of applicable law, GOLD shall be merged with and into the Surviving Corporation at the Effective Date (as defined in Section 2 hereof). AMT shall be the Surviving
Corporation, and the separate existence of GOLD shall cease at the Effective
Date. Consummation of the Merger shall be on the terms and subject to the conditions set forth herein.

1.2 At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property
(real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all choses in action and all other things belonging to either of the Constituent
Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

1.3 At the Effective Date, (i) the Articles of Incorporation and the Bylaws of
the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and Bylaws of the Surviving
Corporation; and (ii) the members of the Board of Directors of the Surviving
Corporation holding office immediately prior to the Effective Date shall resign and be replaced pursuant to Section 1(b)(2) of the Stock Exchange and Merger
Agreement.

1.4 On the Effective Date, (i) all issued and outstanding shares of capital stock of GOLD shall be converted into 5,250,000 restricted shares of AMT Common
Stock, $.001 par value, (the 'Common Stock') which shall be fully paid and non-assessable. In lieu of the issuance of any fractional shares, the shares of
AMT's Common Stock to which GOLD's shareholders are entitled shall be rounded off to the next highest whole number. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented a GOLD security shall be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of Common Stock, into which the GOLD security (which, prior to such Effective Date, were represented thereby) shall have been so converted.

1.5 Subject to Section 1.4 above, each holder of a stock certificate or certificates representing outstanding shares of GOLD capital stock immediately prior to the Effective Date of the Merger, shall upon surrender of such certificate or certificates to AMT after the Effective Date, be entitled to receive a stock certificate or certificates representing the appropriate number of shares of AMT Common Stock as described in Section 1.4 above. Until actually surrendered, each such GOLD certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of AMT Common Stock.

1.6 If any certificate representing an AMT security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to AMT or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a AMT security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of AMT or its transfer agent that such tax has been paid or is not applicable.

                                    Section 2
                                 Effective Date

2.1 These Articles shall be submitted to the shareholders entitled to vote thereon of GOLD as provided by the applicable laws of the State of Nevada. If these Articles are duly adopted by the requisite consent or vote of such shareholders and are not terminated as contemplated by Section 4, these
Articles, executed in accordance with the law of the State of Nevada, shall be filed with the Secretary of State of Nevada.

2.2 The Merger shall become effective upon the filing with the Secretary of
State of Nevada, herein sometimes referred to as the "Effective Date."

                                    Section 3
                            Covenants and Agreements

3.1 Each of the Constituent Corporations hereby covenants to mutually assist the other and to take all action reasonably necessary to accomplish and effectuate the terms hereof.

3.2 The Constituent Corporations have entered into a Stock Exchange and Merger
Agreement of which these Articles of Merger are a part, and said Agreement has been approved, adopted, certified, executed and acknowledged by each of the
Constituent Corporations in accordance with Nevada law. Said Agreement thereto is on file at the principal place of business of the Surviving Corporation located at 2805 East Oakland Park Boulevard, PMB 363, Fort Lauderdale, Florida
33306. A copy of said Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of the Constituent Corporations.

                                    Section 4
                Amendment. Termination and Counterpart Signatures

4.1 At any time prior to the filing of these Articles with the Secretary of
State of Nevada, these Articles may be amended by the Boards of Directors of the
Surviving Corporation and GOLD, to the extent permitted by state law notwithstanding favorable action on the Merger by the shareholders of either or both of the Constituent Corporations with respect to any of the terms contained herein except the terms of conversion provided for in Section 1.4 hereof.

4.2 At any time prior to the filing of these Articles with the Secretary of
State of Nevada, these Articles may be terminated and abandoned by the Board of
Directors of either the Surviving Corporation or GOLD, notwithstanding favorable action on the Merger by the shareholders of GOLD.

4.3 These Articles may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    Section 5
                   Appointment of Agent for Service of Process

5.1 Pursuant to applicable provisions of Nevada corporate law, since the
Surviving Corporation in the Merger is to be governed by the laws of the State of Nevada, said Surviving Corporation does hereby agree that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Surviving corporation of GOLD arising from this Merger, including any suit or any other proceeding to enforce the rights of any shareholders as determined in appraisal proceedings pursuant to the corporate law of the State of Nevada , and does hereby irrevocably appoint The Nevada
Agency and Trust Company as its agent to accept service of process in any such suit or other proceedings.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by an executive officer of each of them pursuant to authority given by their respective Boards of Directors.

Approved by its Board of Directors by written consent dated March 26, 2002.

                                Advanced Medical Technologies, Inc.

                                By:    /s/ Donald Brumlick
                                       ---------------------------------
                                       Donald Brumlik, President/Secretary

     Approved by its Board of Directors and by its shareholders by written consent dated March 26, 2002.

                                Gold Entertainment Group, Inc.

                                By:    /s/ Hamon Francis Fytton
                                       -----------------------------------
                                       Hamon Francis Fytton, President/Secretary

                        CERTIFICATE OF APPROVAL OF STOCK
                          EXCHANGE AND MERGER AGREEMENT

The undersigned certifies that:

1. The undersigned is the President/Secretary of Advanced Medical
Technologies, Inc. ("AMT"), a Nevada corporation.

2. The Stock Exchange and Merger Agreement in the form attached was duly approved by all the members of the Board of Directors of the corporation on
March 26, 2002. Shareholder approval was not required.

3. There is only one class of outstanding shares and the number of shares outstanding is 1,161,892 I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to the best of my knowledge.

                                        Advanced Medical Technologies, Inc.

Date: April 4, 2002                 By: /s/ Donald Brumlik
                                        ----------------------------------
                                        Donald Brumlik, President/Secretary

                                 ACKNOWLEDGMENT

STATE OF FLORIDA     )
                     )   ss
COUNTY OF BROWARD    )

     The foregoing instrument was acknowledged before me this 4th day of
April, 2002, by Donald Brumlik, President/Secretary of Advanced Medical
Technologies, Inc., a Nevada corporation, on behalf of the corporation, as signer of that certain Stock Exchange and Merger Agreement between Advanced
Medical Technologies, Inc., and Gold Entertainment Group, Inc., who duly acknowledged to me that he executed the same on behalf of said corporation.
He is personally known to me or has produced Florida D/L as identification.

                                        /s/ John Scales
                                        -----------------------------
                                        NOTARY PUBLIC

             CERTIFICATE PURSUANT TO SECTION 7(d) OF STOCK EXCHANGE
                    AND MERGER AGREEMENT DATED MARCH 26, 2002

     Donald Brumlik, President/Secretary of Advanced Medical Technologies, Inc.
("AMT") does hereby certify as of the date hereof the following:

1. The representations and warranties by AMT as set forth in Section 3 of the
Stock Exchange and Merger Agreement dated March 26, 2002 (the "Agreement")
are true and correct as of the date hereof, and any statement, list, certificate or other written information furnished by AMT pursuant to the
Agreement or in connection with the transactions contemplated thereby are true and correct in all material respects as of the date set forth therein.

2. AMT has performed and complied with all agreements and conditions required by the Agreement.

3. None of the shareholders of AMT have exercised his or her dissenters rights pursuant to the General Corporation Law of Nevada.

     IN WITNESS WHEREOF, I have signed this certificate as of the 4th day of April, 2002.

                                        Advanced Medical Technologies, Inc.

                                        By: /s/ Donald Brumlik
                                        ---------------------------------
                                        Donald Brumlik, President/Secretary

                        CERTIFICATE OF APPROVAL OF STOCK
                          EXCHANGE AND MERGER AGREEMENT

The undersigned certifies that:

1. The undersigned is the President/Secretary of Gold Entertainment Group,
Inc. ("GOLD"), a Nevada corporation.

2. The Stock Exchange and Merger Agreement in the form attached was duly approved by all the members of the Board of Directors of the corporation on
March 26, 2002. Shareholder approval was not required.

3. There is only one class of outstanding shares and the number of shares outstanding is 5,250,000. I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to the best of my knowledge.

Date: April 4, 2002                    Gold Entertainment Group, Inc.

                               By:     /s/ Hamon Francis Fytton
                                       ---------------------------------------
                                       Hamon Francis Fytton, President/Secretary

                                 ACKNOWLEDGMENT

STATE OF FLORIDA     )
                     )ss
COUNTY OF BROWARD    )

     The foregoing instrument was acknowledged before me this 4th day of April,
2002, by Hamon Francis Fytton, President/Secretary of Gold Entertainment Group,
Inc., a Nevada corporation, on behalf of the corporation, as signer of that certain Stock Exchange and Merger Agreement between Advanced Medical
Technologies, Inc., and Gold Entertainment Group, Inc., who duly acknowledged to me that he executed the same on behalf of said corporation. He is personally known to me or has produced Florida D/L as identification.

                                        /s/ John Scales
                                        ----------------------------------
                                        NOTARY PUBLIC

             CERTIFICATE PURSUANT TO SECTION 7(d) OF STOCK EXCHANGE
                    AND MERGER AGREEMENT DATED MARCH 26, 2002

     Hamon Francis Fytton, President/Secretary of Gold Entertainment Group, Inc.
("GOLD"), a Nevada corporation, does hereby certify as of the date hereof the following:

1. The representations and warranties by GOLD as set forth in Section 3 of the
Stock Exchange and Merger Agreement dated March 26, 2002 (the "Agreement")
are true and correct as of the date hereof, and any statement, list, certificate or other written information furnished by GOLD pursuant to the
Agreement or in connection with the transactions contemplated thereby are true and correct in all material respects as of the date set forth therein.

2. GOLD has performed and complied with all agreements and conditions required by the Agreement.

3. None of the shareholders of GOLD have exercised his or her dissenters rights pursuant to the General Corporation Law of Nevada.

     IN WITNESS WHEREOF, I have signed this certificate as of the 26th day of
March, 2002.

Date: April 4, 2002                     Gold Entertainment Group, Inc.

                               By:      /s/ Hamon Francis Fytton
                                        ------------------------------------
                                        Hamon Francis Fytton, President/Secretary